MONEY MANAGER AGREEMENT

                             Effective Date:      January 7, 2002
                             Termination Date:    Two years after Effective Date
                             Fund and Account:    Approximately 90% of the
                                                  INTERNATIONAL EQUITY FUND

J. P. Morgan Fleming Asset Management (London), Ltd.
Finsbury Dials
20 Finsbury Street
London, England  EC2Y9AQ

         Re:      Accessor Funds, Inc. Money Manager Agreement

Gentlemen:

         Accessor Funds, Inc., a Maryland corporation ("Accessor Funds"), is an open-end management investment company of the series type registered as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and subject to the rules and regulations promulgated thereunder. Accessor Funds issues shares in separate diversified portfolios, each with a different investment objective and policies.

         Accessor Capital Management LP, a Washington limited partnership ("Accessor Capital") acts as manager and administrator of Accessor Funds pursuant to the terms of a Management Agreement, and is an "investment adviser," as that term is defined in Section 2(a)(20) of the 1940 Act, to Accessor Funds. Accessor Capital is responsible for the day-to-day management and administration of Accessor Funds and for the coordination of investments of each portfolio's assets; however, specific portfolio purchases and sales for each portfolio's investment portfolio, or a portion thereof, are to be made by the portfolio management organizations recommended and selected by Accessor Capital, subject to the approval of the Board of Directors of Accessor Funds (the "Board").

         1. APPOINTMENT AS A MONEY MANAGER. Accessor Capital and Accessor Funds ("Accessor") hereby appoint and employ J.P. Morgan Fleming Asset Management (London), Ltd., ("JPMorgan Fleming"), a wholly owned subsidiary of J.P. Morgan Chase & Co ("JPMorgan Chase"), a bank holding company, as a discretionary money manager to Accessor Funds' International Equity Fund, on the terms and conditions set forth herein. The initial funding is approximately $105 million. Accessor Capital determines from time to time that portion of the assets of the International Equity Fund that are to be assigned to JPMorgan Fleming (the "Account"). The Account and those assets of the International Equity Fund managed by Accessor Capital or another money manager as determined by Accessor Capital are referred to as the "Fund".

         2. ACCEPTANCE OF APPOINTMENT, STANDARD OF PERFORMANCE. JPMorgan Fleming accepts the appointment as a discretionary money manager and agrees to use its best professional judgment to make and implement investment decisions for the Fund with respect to the investments of the Account in accordance with the provisions of this Agreement.

         3. FUND MANAGEMENT SERVICES OF JPMORGAN FLEMING. JPMorgan Fleming is hereby employed and authorized to select portfolio securities for investment by the Fund, to determine to purchase and sell securities for the Account, and upon making any purchase or sale decision, to place orders for the execution of such portfolio transactions in accordance with Accessor Funds' operational procedures, as may be amended in writing by the parties from time to time. In providing portfolio management services to the Account, JPMorgan Fleming shall be subject to such investment restrictions as are set forth in the 1940 Act and rules thereunder, the supervision and control of the Board, such specific instructions as the Board may adopt and communicate to JPMorgan Fleming, the investment objectives, policies and restrictions of the Fund furnished pursuant to paragraph 4, and instructions from Accessor Capital. JPMorgan Fleming shall maintain on behalf of Accessor Funds all accounts, books, records or other documents that are required to be maintained pursuant to the 1940 Act, and the Investment Advisers Act of

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1940, as amended (the "Advisers Act"), or any rule or regulation thereunder and Accessor Funds' policies and procedures (as may be amended in writing from time to time). At Accessor Funds' or Accessor Capital's reasonable request (as communicated by the Board or the officers of such entities), JPMorgan Fleming will consult with the officers of Accessor Funds or Accessor Capital, as the case may be, with respect to any decision made by it with respect to the investments of the Account. Accessor Capital shall facilitate the delivery to JPMorgan Fleming on a day-to-day basis of all information that JPMorgan Fleming reasonably requests regarding the Fund to enable JPMorgan Fleming to meet its obligations under this Section of the Agreement.

         4. INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS. Accessor Funds shall provide JPMorgan Fleming with a statement of the investment objectives and policies of the Fund and any specific investment restrictions applicable to the Fund and the Account as established by Accessor Funds, including those set forth in its Prospectus as amended from time to time. Accessor Funds retains the right, on reasonable prior written notice to JPMorgan Fleming from Accessor Funds or Accessor Capital, to modify any such objectives, policies or restrictions in any manner at any time. JPMorgan Fleming shall have no duty to investigate any instructions received from Accessor Funds, Accessor Capital, or both, and, absent manifest error, such instructions shall be presumed reasonable. Any information that Accessor has provided to JPMorgan Fleming in relation to this Agreement will be complete and accurate and Accessor agrees to provide any further information properly required by any competent authority.

         5. TRANSACTION PROCEDURES. All transactions will be consummated by payment to or delivery by Accessor Funds' custodian (the "Custodian"), or such depositary or agents as may be designated by the Custodian, as custodian for Accessor Funds, of all cash and/or securities due to or from the Account, and JPMorgan Fleming shall not have possession or custody thereof or any responsibility or liability with respect thereto. JPMorgan Fleming shall advise the Custodian and Alps Mutual Fund Services ("the Fund Accounting Agent") in writing or by electronic transmission or facsimile of all investment orders for the Fund placed by it with broker/dealers at the time and in the manner and as set forth in Accessor Funds' operational procedures, as may be amended in writing from time to time. Accessor Funds shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by JPMorgan Fleming. Accessor Funds shall be responsible for all custodial arrangements and the payment of all custodial charges and fund accounting fees and, upon JPMorgan Fleming giving proper instructions to the Custodian and the Fund Accounting Agent, JPMorgan Fleming shall have no responsibility or liability with respect to such arrangements or the acts, omissions or other conduct of the Custodian or the Fund Accounting Agent.

         6. ALLOCATION OF BROKERAGE. JPMorgan Fleming shall have authority and discretion to select broker/dealers and to establish brokerage accounts with such brokers to execute portfolio transactions initiated by JPMorgan Fleming, and for the selection of the markets on/in which the transaction will be executed.

               A. In doing so, JPMorgan Fleming's primary objective shall be to select a broker/dealer that can be expected to obtain the best net price and execution for Accessor Funds. However, this responsibility shall not be deemed to obligate JPMorgan Fleming to solicit competitive bids for each transaction; and JPMorgan Fleming shall have no obligation to seek the lowest available commission cost to Accessor Funds, so long as JPMorgan Fleming believes in good faith, based upon its knowledge of the capabilities of the firm selected, that the broker/dealer can be expected to obtain the best price on a particular transaction and that the commission cost is reasonable in relation to the total quality and reliability of the brokerage and research services made available by the broker/dealer to JPMorgan Fleming viewed in terms of either that particular transaction or of JPMorgan Fleming's overall responsibilities with respect to its clients, including Accessor Funds, as to which JPMorgan Fleming exercises investment discretion, notwithstanding that Accessor Funds may not be the direct or exclusive beneficiary of any such services or that another broker/dealer may be willing to charge Accessor Funds a lower commission on the particular transaction.

               B. Accessor Funds shall retain the right to request that transactions involving the Account that give rise to brokerage commissions in an annual amount of up to 50% of the Account's executed brokerage commissions, shall be executed by broker/dealers which provide brokerage or research services to Accessor Funds or Accessor Capital, or as to which an ongoing relationship will be of value to Accessor Funds with respect to the Fund, which services and relationship may, but need not, be of direct benefit to the Fund so long as (i) JPMorgan Fleming believes in good faith, based upon its knowledge of the capabilities of the firm selected, that the broker/dealer can be expected to obtain the best price on a particular transaction and (ii) Accessor Funds has determined that the commission cost is reasonable in relation to the total quality and reliability of the brokerage and research services made available to Accessor Funds, or to Accessor Capital for the benefit of its clients for which it exercises investment discretion, notwithstanding that the Fund may not be the direct or exclusive beneficiary of any such service or that another broker/dealer may be willing to charge Accessor Funds a lower commission on the particular transaction. JPMorgan Fleming may reject any request for commission recapture.

               C. Accessor Funds agrees that it will provide JPMorgan Fleming with a list of broker/dealers that are "affiliated persons" of Accessor Funds and any other money managers for the Fund. Upon receipt of such list, JPMorgan Fleming agrees that it will not execute any portfolio transactions with a broker/dealer that is an "affiliated person" (as defined in the 1940 Act) of Accessor Funds or of any other money manager for the Fund except as permitted by the 1940 Act.

               D. As used in this paragraph 6, "brokerage and research services"
          shall  be  those  services   described  in  Section  28(e)(3)  of  the
          Securities Exchange Act of 1934, as amended.

         7. PROXIES. Unless Accessor Capital gives written instructions to the contrary, JPMorgan Fleming shall vote all proxies solicited by or with respect to the issuers of securities in which assets of the Account may be invested. JPMorgan Fleming shall use its best good faith judgment to vote such proxies in a manner which best serves the interests of the Fund's shareholders.

         8. REPORTS TO JPMORGAN FLEMING. Accessor Funds and Accessor Capital shall furnish or otherwise make available to JPMorgan Fleming such information relating to the business affairs of Accessor Funds, including periodic reports concerning the Fund, as JPMorgan Fleming at any time, or from time to time, may reasonably request in order to discharge its obligations hereunder.

         9. REPORTS TO ACCESSOR. JPMorgan Fleming shall furnish or otherwise make available to Accessor such information relating to the business affairs of Accessor Funds, including periodic reports concerning the Fund, as Accessor at any time, or from time to time, may reasonably request in order to discharge its obligations hereunder.

         10. FEES FOR SERVICES.

               A. The compensation of JPMorgan Fleming for its services under this Agreement shall be calculated and paid by Accessor Funds in accordance with Exhibit A attached hereto and incorporated by this reference herein. JPMorgan Fleming acknowledges that any such fee is payable solely out of assets of the Fund Account.

               B. JPMorgan Fleming acknowledges that the index against which JPMorgan Fleming's performance is based (the "benchmark index"), as set forth on Exhibit B, attached hereto and incorporated herein by reference as may be amended from time to time, may be changed by the Board, including a majority of the directors who are not parties to this Agreement (as defined in the 1940 Act) or interested persons of any such party, upon at least one quarter's prior notice. JPMorgan Fleming acknowledges that a change in the benchmark index may alter the subsequent return of the index measure, but performance prior to the change in the benchmark index will continue to be based on the former benchmark index.

         11. OTHER INVESTMENT ACTIVITIES OF JPMORGAN FLEMING. Accessor Funds acknowledges that JPMorgan Fleming, or any entity controlled by, controlling or under common control with J.P. Morgan Chase & Co., whether directly or indirectly (for the purposes of this definition "control" means ownership of more than 50% of the voting securities of any entity or the ability to elect a majority of the board of directors or other governing body of such entity ("Affiliate"), may have investment responsibilities or render investment advice to, or perform other investment advisory services for, other individuals or entities (the
"Affiliated Accounts"). Services to be furnished by JPMorgan Fleming under this Agreement may be furnished through the medium of any of JPMorgan Fleming's partners, officers or employees. Subject to the provisions of paragraph 2 hereof, Accessor Funds agrees that JPMorgan Fleming and its Affiliates may give advice, exercise investment responsibility and take other action with respect to the Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Account, provided that JPMorgan Fleming acts in good faith, and provided further that it is JPMorgan Fleming's policy to allocate, within its reasonable discretion, investment opportunities to the Account over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto. Accessor Funds acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Account may have an interest from time to time, whether in transactions which may involve the Account or otherwise. JPMorgan Fleming shall have no obligation to acquire for the Account a position in any investment which any Affiliated Account may acquire, and the Fund shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Account or otherwise.

         12. CERTIFICATE OF AUTHORITY. Each of Accessor Funds, Accessor Capital and JPMorgan Fleming shall furnish to the others from time to time certified copies of the resolutions of its Board of Directors, Board of Trustees, Managing Partner or executive committee, as the case may be, or Certificates of Incumbency evidencing the authority of its officers and employees who are authorized to act on behalf of it.

         13. LIMITATION OF LIABILITY. JPMorgan Fleming shall not be liable for, and shall be indemnified by Accessor Funds for any action taken, omitted or suffered to be taken by it in its reasonable judgment, in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, or in accordance with (or in the absence of) specific directions or instructions from Accessor Funds or Accessor Capital; provided, however, that such acts or omissions shall not have resulted from JPMorgan Fleming's willful misfeasance, bad faith or gross negligence, violation of applicable law, or reckless disregard of its duty or of its obligations hereunder. The rights and obligations that are provided for in this Paragraph 12 shall survive the cancellation, expiration or termination of this Agreement.

         14. CONFIDENTIALITY. Subject to the right of the parties hereto to comply with applicable law, including any demand or request of any regulatory or taxing authority having jurisdiction over it; or as may be necessary in the ordinary course of performing the services and transactions contemplated by this Agreement; or with the written consent of the other party, the parties hereto shall treat as confidential all information pertaining to the Fund and the actions of each money manager, Accessor Capital and Accessor Funds in respect thereof, other than any such information which is (a) known to the party prior to this Agreement; (b) rightfully acquired by the party from third parties whom the party reasonably believes are not under an obligation of confidentiality to the other party to this Agreement; (c) placed in public domain without fault of the party or its affiliates; or (d) independently developed by the party. Accessor acknowledges that from time to time telephone conversations and other communications with Accessor may be taped or monitored by JPMorgan Fleming. The rights and obligations that are provided for in this Paragraph 14 shall survive the cancellation, expiration or termination of this Agreement.

         15. MATERIAL INTEREST. In accordance with the requirements of Financial Services Authority of the United Kingdom ("FSA") Rules, JPMorgan Fleming hereby notifies Accessor that it may effect transactions in which it has, directly or indirectly, a material interest or a relationship with another party, which may involve a potential conflict with JPMorgan Fleming's duty to Accessor. However, JPMorgan Fleming will not enter into any such transaction unless it is permitted by the 1940 Act, FSA rules and any procedures adopted by Accessor Funds.

         16. USE OF JPMORGAN FLEMING'S NAME. Accessor Funds and Accessor Capital agree to furnish JPMorgan Fleming at its principal office prior to use thereof copies of all prospectuses, proxy statements, reports to stockholders, sales literature, or other material prepared for distribution to stockholders of Accessor Funds or the public that refer in any way to JPMorgan Fleming, and not to use such material if JPMorgan Fleming reasonably objects in writing within seven business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this Agreement, Accessor Funds and Accessor Capital will continue to furnish to

JPMorgan Fleming copies of any of the above-mentioned materials that refer in any way to JPMorgan Fleming, and will not use such material if JPMorgan Fleming reasonably objects in writing within -seven business days (or such other time as may be mutually agreed) after receipt thereof.

         17. ASSIGNMENT. No assignment, as that term is defined in Section 2(a)(4) of the 1940 Act, of this Agreement shall be made by Accessor Capital or JPMorgan Fleming, and this Agreement shall terminate automatically in the event that it is assigned. JPMorgan Fleming shall notify Accessor Capital and Accessor Funds in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the 1940 Act, to enable Accessor Capital and Accessor Funds to consider whether an assignment, as that term is defined in
Section 2(a)(4) of the 1940 Act, will occur, and to take the steps necessary to enter into a new money manager agreement with JPMorgan Fleming.

         18. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE INVESTMENT COMPANY. Accessor Funds represents, warrants and agrees that:

               A. JPMorgan Fleming has been duly appointed by the Board to provide investment services to the Account as contemplated hereby. Accessor Funds will deliver certified resolutions of its Board authorizing the appointment of JPMorgan Fleming with respect to the Fund, and approving the form of this Agreement.

               B. Accessor Funds will deliver to JPMorgan Fleming a true and complete copy of its current prospectuses and Statement of Additional Information as effective from time to time and will deliver all future amendments and supplements, if any, the registration statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A (the "Registration Statement"), as filed with the Securities and Exchange Commission relating to the Fund and shares of the Fund's beneficial shares, and all amendments thereto, the By-Laws of Accessor Funds in effect on the date of this Agreement and as amended from time to time, such other documents or instruments governing the investments of Fund, and such other information as is necessary for JPMorgan Fleming to carry out its obligations under this Agreement.

               C. The organization of Accessor Funds and the conduct of the business of the Fund as contemplated by this Agreement, materially complies, and shall at all times materially comply, with the requirements imposed upon Accessor Funds by applicable law.

         19. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF ACCESSOR CAPITAL. Accessor Capital represents, warrants and agrees that:

               A. Accessor Capital acts as an "investment adviser," as that term is defined in Section 2(a)(20) of the 1940 Act, pursuant to a Management Agreement with Accessor Funds.

               B. The appointment of JPMorgan Fleming by Accessor Capital to provide the investment services as contemplated hereby has been approved by the Board.

               C. Accessor Capital is registered as an "investment adviser" under the Advisers Act.

         20. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF JPMORGAN FLEMING. JPMorgan Fleming represents, warrants and agrees that:

               A. JPMorgan Fleming is registered as an "investment adviser" under the Advisers Act. JPMorgan Fleming is also regulated by FSA and nothing in this Agreement shall exclude any liability of JPMorgan Fleming to Accessor arising under rules of the FSA.

               B. JPMorgan Fleming will maintain, keep current and preserve on behalf of Accessor Funds, the records required to be maintained pursuant to Section 3 of this Agreement and shall timely furnish to Accessor Capital all information relating to JPMorgan Fleming's services under this Agreement needed by

          Accessor Capital to keep the other books and records of the Fund required by the 1940 Act, and the Advisers Act, or any rule or regulation thereunder and Accessor Funds' policies and procedures (as may be amended in writing from time to time), in the manner required by such rule, regulation, policy or procedure. JPMorgan Fleming agrees that such records are the property of Accessor Funds and will be surrendered to Accessor Funds promptly upon request. JPMorgan Fleming may retain copies of any records surrendered to the Accessor Funds. All services provided by JPMorgan Fleming under this Agreement are provided on the basis that Accessor is an intermediate customer under the rules of the FSA and JPMorgan Fleming shall treat Accessor alone as its client under FSA rules.

               C. JPMorgan Fleming will adopt or has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act, will provide to Accessor Funds a copy of the code of ethics and evidence of its adoption, and will make such reports to Accessor Funds as required by Rule 17j-1 under the 1940 Act. Notwithstanding anything to the contrary in Accessor Funds' Code of Ethics ("Accessor Code"), Accessor Funds and Accessor Capital agree that JPMorgan Fleming employees will comply with the Accessor Code only to the extent the Accessor Code is consistent with JPMorgan Fleming's Code of Ethics
          ("JPMorgan Fleming Code"). If, in JPMorgan Fleming's judgment, any provision of the Accessor Code is inconsistent with the JPMorgan Fleming Code, the JPMorgan Fleming Code will control. In addition, JPMorgan Fleming employees will comply with the Accessor Code only with respect to the Account. JPMorgan Fleming has policies and procedures sufficient to enable JPMorgan Fleming to detect and prevent the misuse of material, nonpublic information by JPMorgan Fleming or any person associated with JPMorgan Fleming.

               D. JPMorgan Fleming shall advise Accessor, the Custodian and the Fund Accounting Agent from time to time in writing as to the employees of JPMorgan Fleming who are responsible for the Investment Management under this Agreement. JPMorgan Fleming shall notify Accessor, the Custodian and the Fund Accounting Agent of any material change in the senior management or in the ownership of JPMorgan Fleming, any change in the manager(s) of the Account and any material change in the nature of JPMorgan Fleming's principal business.

               E. JPMorgan Fleming understands that it may receive certain non-public information about clients of Accessor Capital and Accessor Funds under Section 248.14 of Regulation S-P and understands and agrees that it will disclose that information only as permitted by
          Section 248.11 of Regulation S-P.

         21. AMENDMENT. This Agreement may be amended at any time, but only by written agreement among JPMorgan Fleming, Accessor Capital and the Fund, which amendment must be approved by the Board in the manner required by the 1940 Act.

         22. COMPLAINTS. Any complaint that Accessor may have relating to any services provided to it by JPMorgan Fleming under this Agreement should in the first instance be made in writing to the compliance officer of JPMorgan Fleming at the address appearing at the head of this Agreement. Subsequently, Accessor may have the right to complain directly to the Financial Ombudsman Service, as set out in the rules of the FSA.

         23. EFFECTIVE DATE; TERM. This Agreement shall become effective for the Fund on the effective date set forth on page 1 of this Agreement, and shall continue in effect until the termination date set forth on page 1 of this Agreement. Thereafter, the Agreement shall continue in effect for successive annual periods only so long as its continuance has been specifically approved at least annually (a) by a vote of a majority of the Board or (b) by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund for which JPMorgan Fleming acts as money manager, and in either case by a majority of the directors who are not parties to the Agreement or interested persons of any parties to the Agreement (other than as directors of Accessor Funds) cast in person at a meeting called for purposes of voting on the Agreement.

         24. TERMINATION. This Agreement may be terminated, without the payment of any penalty, by the Board, Accessor Capital, JPMorgan Fleming or by the vote of a majority of the outstanding voting securities (as that term is defined in the 1940 Act) of the Fund, upon 60 days' prior written notice to the other parties hereto. Any such termination shall not affect the status, obligations or liabilities of any party hereto to any of the other parties that accrued prior to such termination.

         25. APPLICABLE LAW. To the extent that state law shall not have been preempted by the provisions of any laws of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Washington. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. Where the effect of a requirement of the 1940 Act or Advisers Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         26. FORCE MAJEURE. None of the parties to this Agreement shall be deemed to be in breach of this Agreement or otherwise liable to the other as a result of any delay, failure or defective performance of its obligations under this Agreement if and to the extent that such delay or failure arises out of causes beyond the control and without the fault or negligence of the party in question. Such causes may include, without limitation, acts of God; any civil commotion or disorder, riot, invasion or war; fire, explosion, storm, flood, earthquake, subsidence, epidemic or other natural physical disaster; power failures, destruction or breakdown of any premises, plant or equipment (including computer systems); strike, lockout or other industrial action; or any action taken by a governmental or public authority of any kind.

         27. DELEGATION TO THIRD PARTIES. Except where prohibited by applicable law or regulation, JPMorgan Fleming may delegate any or all of its functions under this Agreement other than its investment advisory responsibilities to it's Affiliates and may employ a third party to perform any accounting, administrative, reporting and ancillary services required to enable JPMorgan Fleming to perform its functions under this Agreement, but JPMorgan Fleming's liability to Accessor shall not be affected thereby. JPMorgan Fleming will act in good faith and with due diligence in the selection, use and monitoring of third parties.

         28. COMPENSATION. A statement is available from JPMorgan Fleming describing the Accessor's rights to compensation, if any, in the event that JPMorgan Fleming is unable to meet its liabilities.

         29. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the parties relating to the Fund and supercedes all prior understandings, arrangements, representations, proposals or communications between the parties, whether written or oral.

         30. NOTICES. Any notice, advice, or report to be given pursuant to this Agreement shall be delivered or mailed:


             To Accessor Capital at:           Accessor Capital Management LP
                                               1420 Fifth Avenue, Suite 3600
                                               Seattle, WA  98101
                                               Attention:  Christine Stansbery

             To Accessor Funds at:             Accessor Funds, Inc.
                                               1420 Fifth Avenue, Suite 3600
                                               Seattle, WA  98101
                                               Attention:  Christine Stansbery

             To JPMorgan Fleming at:           JPMorgan Fleming Asset Management
                                               (London), Ltd.
                                               Finsbury Dials
                                               20 Finsbury Street
                                               London, England  EC2Y9AQ
                                               Attention:  David RG Patterson

         31. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.


ACCESSOR FUNDS, INC.




BY:
   --------------------------------------------------
         Christine J. Stansbery
         Secretary

DATE:
     -------------------------------


ACCESSOR CAPITAL MANAGEMENT LP
By Accessor Capital Corporation, Inc.
Its Managing General Partner


BY:
   --------------------------------------------------
         Ravindra A. Deo
         Secretary

DATE:
     -------------------------------



Accepted and agreed to:

J.P. MORGAN FLEMING ASSET MANAGEMENT (London) Ltd.


By:
   --------------------------------------------------
         Name:
         Title:

DATE:
     ---------------------------------------




EXHIBITS:
A. Fee Schedule.
B. Benchmark Index

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                                    EXHIBIT A
                                MONEY MANAGER FEE


         The following compensation of JPMorgan Fleming for its services under the Agreement shall be calculated and paid by Accessor Funds (except that no such fees shall be paid to Accessor Capital as to Accounts for which it acts as money manager).

         Fees will be calculated and paid after the end of each calendar quarter at one-fourth of an annual percentage rate as described in the following paragraph and in the table below applied to the average daily net assets of the Account. The net assets of the Account are determined by including receivables and deducting payables. Expenses beyond the control of JPMorgan Fleming including, but not limited to, fees payable to Accessor Fund's Custodian, Accounting Agent and Transfer Agent, fees of accountants, legal fees and expenses allocable to the Fund are not included as payables of the Account, but expenses within the control of JPMorgan Fleming including, but not limited to, brokerage commissions, are included in determining the net assets of the Account.

         For the first five complete calendar quarters of management of the Account by JPMorgan Fleming, Accessor Funds will pay JPMorgan Fleming on a quarterly basis at the following annual fee rates, applied to the average daily net assets of the Account.

      BASIC FEE             PORTFOLIO MANAGEMENT FEE                     TOTAL
        0.20%                       0.20%                                0.40%


         Commencing with the sixth calendar quarter of management by JPMorgan Fleming for the Account, Accessor Funds will pay JPMorgan Fleming based on the schedule below as applied to the average daily net assets.

The Basic Fee shall be equal to an annual rate of 0.20% of the Fund's average daily net assets, up to a maximum of $400,000 annualized. In addition to the Basic Fee, JPMorgan Fleming shall earn a performance fee as follows:

          Average Annual
          Performance Differential                                      Annual
          vs. Benchmark Index                                  Performance Fee
          ------------------------                             ---------------

          >4.00%                                                       0.40%
          -
          >2.00% and <4.00%                                            0.30%
          -
          >0.00% and <2.00%                                            0.20%
          -
          >-2.00% and <0.00%                                           0.10%
          -
          <-2.00%                                                      0.0%

         The Account's performance differential versus the benchmark index is recalculated at the end of each calendar quarter based on the Account's performance during all calendar quarters since commencement of management by JPMorgan Fleming for the Account through the next preceding calendar quarter, so that the performance fee, although measured on an average annual rate of return basis, covers all prior quarters except that of the immediately preceding quarter. Commencing with the 14th calendar quarter of management by JPMorgan Fleming for the Account, the Account's average annual performance differential will be recalculated based on the Account's performance during the preceding 12 calendar quarters (other than the immediately preceding quarter) on a rolling basis.

         For purposes of calculating the performance of the benchmark index, Accessor Funds, Accessor Capital and JPMorgan Fleming agree to accept the calculation provided by the publisher of the index or another mutually acceptable source. For purposes of calculating the performance differential versus the benchmark index, the investment performance of the Account for any period, expressed as a percentage of its net asset value per share at the beginning of such period, is equal to the sum of: (i) the change in the net asset value per share of the Account during such period; (ii) the value of the Account's cash distributions per share accumulated to the end of such period; and (iii) the value of capital gains taxes per share paid or payable on undistributed realized long-term capital gains

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accumulated to the end of such period. For this purpose, the value of distributions per share of realized capital gains, or dividends per share paid from investment income and of capital gains taxes per share paid or payable on undistributed realized long-term capital gains shall be treated as reinvested in shares of the Account at the net asset value per share in effect at the close of business on the record date for the payment of such distributions and dividends and the date on which provision is made for such taxes, after giving effect to such distributions, dividends and taxes. The investment record of the benchmark index for any period shall mean the sum of: (i) the change in the level of the index during such period; and (ii) the value, computed consistently with the index, of cash distributions made by companies whose securities comprise the index accumulated to the end of such period; expressed as a percentage of the index level at the beginning of such period. For this purpose cash distributions on the securities that comprise the index shall be treated as reinvested in the index at least as frequently as the end of each calendar quarter following the payment of the dividend.

         Accessor Funds and Accessor Capital acknowledge that the use of a performance fee may result in a higher degree of risk with respect to the Account than the use of base fees.


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                                    EXHIBIT B

                                 BENCHMARK INDEX
                                 January 7, 2002

FUND                                             INDEX
----                                             -----
International Equity                             MSCI EAFE + EMF Index

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